As filed with the Securities and Exchange Commission on June 7, 2016

Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware	27-1537126
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7001 N. Scottsdale Rd., Suite 2050
Scottsdale, Arizona 85253
(Address, Including Zip Code, of Principal Executive Offices)
___________________

First Amended and Restated 2010 IMH Financial
Corporation Employee Stock Incentive Plan
and
2014 IMH Financial Corporation
Non-Employee Director Compensation Plan
 (Full Title of Plans)
___________________

Jonathan Brohard
Executive Vice President, General Counsel and Secretary
IMH Financial Corporation
7001 N. Scottsdale Rd., Suite 2050
Scottsdale, Arizona 85253
(480) 840-8400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Howard M. Groedel, Esq.
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113-1448
(216) 583-7118
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share (1)	1,800,000 shares	$2.67	$4,806,000	$484

(1)    Includes 1,500,000 shares being registered under the First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan (“2010 Stock Incentive Plan”) and 300,000 shares being registered under the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan (“2014 Director Compensation Plan”).
(2)    This Registration Statement also registers additional securities that may be offered or issued upon adjustments or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act. The fee is based on the book value of the Registrant’s common stock as of the close of the most-recently completed fiscal quarter.

______________________________________ This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
This Registration Statement is being filed to register an additional 1,800,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), of IMH Financial Corporation (the “Registrant”) as a result of (1) an increase in the number of shares of Common Stock issuable under the First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan (the “2010 Stock Incentive Plan”), approved by the Registrant’s stockholders on July 21, 2015 and (2) the adoption and approval by the Registrant’s stockholders of the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan (“2014 Director Compensation Plan,” and collectively with the 2010 Stock Incentive Plan, the “Plans”). The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 8, 2011 (File No. 333-175429) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.
PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I with respect to this Registration Statement are kept on file at the offices of the Registrant in accordance with Rule 428(b) of the Securities Act. Such documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Registrant will provide without charge to participants in the Plans, on the written or oral request of any such person, a copy of any or all of the documents constituting a prospectus under Section 10(a) of the Securities Act. Written requests for such copies should be directed to Jonathan Brohard, Executive Vice President, General Counsel and Secretary, IMH Financial Corporation, 7001 N. Scottsdale Rd., Suite 2050, Scottsdale, Arizona 85253 and oral requests may be directed to (480) 840-8400. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015, as filed with the Commission on March 31, 2016;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Commission on May 12, 2016;
(c)	All other reports filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(d)
The description of the Registrant’s Common Stock contained in its Registration Statement on Form S-4 filed with the Commission on May 10, 2010, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion or termination of this offering of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.        Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on June 7, 2016.

IMH FINANCIAL CORPORATION

By:	/s/ Jonathan Brohard
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned officers and directors of the Registrant hereby constitute and appoint Jonathan Brohard and Samuel J. Montes, each acting alone, with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Lawrence D. Bain	Chief Executive Officer, Chairman of the Board, Director	June 7, 2016
Lawrence D. Bain	(Principal Executive Officer)

/s/ Samuel J. Montes	Chief Financial Officer (Principal Financial Officer	June 7, 2016
Samuel J. Montes	and Principal Accounting Officer)

/s/ Leigh Feuerstein	Director	June 7, 2016
Leigh Feuerstein

/s/ Andrew Fishleder, M.D.	Director	June 7, 2016
Andrew Fishleder, M.D.

/s/ Michael M. Racy	Director	June 7, 2016
Michael M. Racy

/s/ Seth Singerman	Director	June 7, 2016
Seth Singerman

/s/ Lori Wittman	Director	June 7, 2016
Lori Wittman

/s/ Jay Wolf	Director	June 7, 2016
Jay Wolf

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of IMH Financial Corporation (filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on August 23, 2010 and incorporated herein by reference).
3.1.1
Certificate of Correction of Certificate of Incorporation of IMH Financial Corporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and incorporated herein by reference).

3.2	Third Amended and Restated Bylaws of IMH Financial Corporation (filed as Exhibit 3.2 to Current Report on Form 8-K filed on July 29, 2014 and incorporated herein by reference).
4.1
First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan (filed as Exhibit A to the Company’s Proxy Statement on Schedule 14A filed on June 11, 2015 and incorporated herein by this reference.)

4.2
2014 IMH Financial Corporation Non-Employee Director Compensation Plan (filed as Exhibit B to the Company’s Proxy Statement on Schedule 14A filed on June 11, 2015 and incorporated herein by this reference.)

5.1	Opinion of Ulmer & Berne LLP
23.1	Consent of BDO USA, LLP
23.2	Consent of Ulmer & Berne LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in this Registration Statement under “Signatures”).